UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2026

BOA Acquisition Corp. II

(Exact name of registrant as specified in its charter)

Cayman Islands	001-43433	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2600 Virginia Ave NW
Suite T23 Management Office
Washington, D.C. 20037	20037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 211-3261

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share and one Right to one Class A Ordinary Share	THEOU	The Nasdaq Stock Market LLC
Class A Ordinary Shares, par value $0.0001 per share	THEO	The Nasdaq Stock Market LLC
Rights, each right entitling the holder to receive one-eighth of one ordinary share	THEOR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 3, 2026, the Registration Statement on Form S-1 (File No. 333-290732) (the “Registration Statement”) relating to the initial public offering (the “IPO”) of BOA Acquisition Corp. II (the “Company”) was declared effective by the U.S. Securities and Exchange Commission. On August 5, 2026, the Company consummated the IPO of 14,375,000 units, including 1,875,000 units issued pursuant to the full exercise of the underwriters’ over-allotment option (the “Units”). Each Unit consists of one Class A Ordinary Share, $0.0001 par value per share (the “Class A Ordinary Shares”) and one right to receive one Class A Ordinary Share upon the Company’s consummation of an initial business combination (the “Public Rights”). The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $143,750,000 (before underwriting discounts and commissions and offering expenses). Further, in connection with the IPO, the Company entered into the following agreements, forms of which were previously filed as exhibits to the Registration Statement:

●

an Underwriting Agreement, dated August 3, 2026, between the Company and D. Boral Capital LLC (the “Representative”) and with the other underwriters named on Schedule A thereto, for which the Representative is acting as representative, which contains customary representations and warranties by the Company, conditions to closing and indemnification obligations of the Company and the underwriters;

●

a Private Placement Units Subscription Agreement (the “Sponsor Private Placement Agreement”), dated August 3, 2026, between the Company and Bet on America II Sponsor LLC (the “Sponsor”), pursuant to which the Sponsor purchased 201,500 private placement units (the “Sponsor Private Placement Units”);

●

a Private Placement Units and Founder Share Subscription Agreement (the “Investor Private Placement Agreement”), dated August 3, 2026, by and among the Company, the Sponsor and the investors named on Exhibit A thereto (the “Private Placement Investors”), pursuant to which the Private Placement Investors purchased 20,000 private placement units from the Company (the “Investor Private Placement Units” and together with the Sponsor Private Placement Units, the “Private Placement Units”) and 363,636 Class B Ordinary Shares of the Company from the Sponsor (the “Investor Restricted Class A Shares”);

●

an Investment Management Trust Agreement, dated August 3, 2026, between the Company and Odyssey Transfer and Trust Company, as trustee, which establishes the trust account that will hold the net proceeds of the IPO and certain of the proceeds of the sale of the Private Placement Units, and sets forth the responsibilities of the trustee; the procedures for withdrawal and direction of funds from the trust account; and indemnification of the trustee by the Company under the agreement;

●

a Registration Rights Agreement, dated August 3, 2026, among the Company, the Sponsor and the other Holders (as defined therein) signatory thereto, which provides for customary demand and piggy-back registration rights for the Holders, as well as certain transfer restrictions applicable to the Holders with respect to the Company securities they hold;

●

a Letter Agreement, dated August 3, 2026, among the Company, the Sponsor, each of the directors and officers of the Company and the Private Placement Investors, pursuant to which the Sponsor, each of the directors and officers of the Company and the Private Placement Investors have agreed to vote any shares held by him, her or it in favor of the Company’s initial business combination; to facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within 12 months from the closing of the IPO or such longer period as is approved by the Company’s shareholders; to certain transfer restrictions with respect to the Company’s securities; and, as to the Sponsor, certain indemnification obligations;

●

an Administrative Services Agreement, dated August 3, 2026, between the Company and the Sponsor, pursuant to which the Sponsor has agreed to make available office space and certain administrative and support services, as may be required by the Company from time to time, for $13,333 per month until the earlier of the consummation of the Company’s initial business combination or liquidation; and

●

Indemnification Agreements, each dated August 3, 2026, between the Company and each of the officers and directors of the Company, pursuant to which the Company has agreed to indemnify each officer and director of the Company against certain claims that may arise in their roles as officers and directors of the Company, a form of which is filed with this Form 8-K hereto as Exhibit 10.7.

The above descriptions are qualified in their entirety by reference to the full text of the applicable agreement, each of which is incorporated by reference herein and attached hereto as Exhibits 1.1, 10.1, 10.2, 4.1, 4.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8 respectively.

Item 3.02 Unregistered Sales of Equity Securities.

Simultaneously with the consummation of the IPO and the issuance and sale of the Units, the Company consummated the private placements of an aggregate of 221,500 Private Placement Units at a price of $10.00 per unit for an aggregate purchase price of $2,215,000 (the “Private Placements”). The Private Placement Units, which were purchased by the Sponsor and the Private Placement Investors, are identical to the Units, except that, they (i), subject to certain limited exceptions, will be subject to transfer restrictions until 30 days following the consummation of the Company’s initial business combination and (ii) will be entitled to registration rights.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2026, in connection with the IPO, Dean Friedman, Jason Kahan, Jared Berlin, Jonathan Sassover and Seth Schorr (the “New Directors” and, collectively with Benjamin A. Friedman and Brian D. Friedman, the “Directors”) were appointed to the board of directors of the Company (the “Board”). Effective August 3, 2026, Jason Kahan, Jonathan Sassover and Seth Schorr were appointed to the Board’s Audit Committee; Jonathan Sassover and Seth Schorr were appointed to the Board’s Compensation Committee; and Jared Berlin and Jason Kahan were appointed to the Board’s Nominating and Corporate Governance Committee.

As described above, on August 3, 2026, the Company entered into the Administrative Services Agreement pursuant to which the Sponsor agreed to make available office space and certain administrative and support services, as may be required by the Company from time to time, for $13,333 per month until the earlier of the consummation of the Company’s initial business combination or liquidation.

Other than the foregoing, none of the Directors is party to any arrangement or understanding with any person pursuant to which they were appointed as directors, nor is any Director party to any transaction required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 3, 2026, the Company’s Amended and Restated Memorandum and Articles of Association became effective. The Amended and Restated Memorandum and Articles of Association is attached as Exhibit 3.1 hereto and the full text of such exhibit is incorporated by reference herein.

Item 8.01 Other Events.

A total of $143,750,000 of the net proceeds from the IPO and the Private Placements was placed in a trust account, with Odyssey Transfer and Trust Company acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay its franchise and income tax obligations, the funds held in the trust account will not be released from the trust account until the earliest of: (1) the completion of the Company’s initial business combination; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend the Company’s Amended and Restated Memorandum and Articles of Association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial business combination or to redeem 100% of the Company’s public shares if the Company has not completed its initial business combination within 12 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of all of the Company’s public shares if the Company has not completed its initial business combination within 12 months from the closing of this offering, subject to applicable law.

On August 3, 2026, the Company issued a press release announcing the pricing of the IPO, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated August 3, 2026, between the Company and D. Boral Capital LLC, as representative of the several underwriters

3.1	Amended and Restated Memorandum and Articles of Association

4.1	Rights Agency Agreement, dated August 3, 2026, between the Company and Odyssey Transfer and Trust Company

10.1	Private Placement Units Subscription Agreement, dated August 3, 2026, between the Company and the Sponsor

10.2	Private Placement Units and Founder Shares Subscription Agreement, dated August 3, 2026, by and among the Company, the Sponsor and the investors thereto

10.3	Investment Management Trust Account Agreement, dated August 3, 2026, between the Company and Odyssey Transfer and Trust Company

10.4	Registration Rights Agreement, dated August 3, 2026, among the Company, the Sponsor and the other Holders (as defined therein) thereto

10.5	Letter Agreement, dated August 3, 2026, among the Company, the Sponsor, the initial shareholders of the Company, and each of the directors and officers of the Company

10.6	Administrative Services Agreement, dated August 3, 2026, by and between the Company and the Sponsor

10.7	Form of Indemnification Agreement between the Company and each of the officers and directors of the Company

99.1	Press Release, dated August 3, 2026

99.2	Press Release, dated August 5, 2026

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 5, 2026

BOA ACQUISITION CORP. II

By:	/s/ Benjamin A. Friedman
Name:	Benjamin A. Friedman
Title:	Chief Executive Officer and Chief Financial Officer